The undersigned, as a Section 16 reporting person of Cholestech Corporation ("the Company"), hereby constitutes and appoints William W. Burke and Lauren M. Martin, and each of them, the undersigned's true and lawful attorney-in-fact to:

(1)	complete and execute Forms 3,4 and 5 and
other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to
Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned'sownership, acquisition or disposition of securities of the Company; and

(2)	do all acts
necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the COmpany and such other person or agency as the attorney-in-fact shall deem appropriate.

	The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue thereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).

	This Power of Attorney shall
remain in full force and effect until the undersigned is no longer required to file Forms 3,4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Comapny, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 4th day of October, 2002.






	/s/ WARREN E. PINCKERT
II			Signature



		  WARREN E. PINCKERT II		Print Name